                                                                    Exhibit 4(a)

                        LIMITED ASSET PURCHASE AGREEMENT

THIS AGREEMENT made and entered into this 2nd day of July, 1998, by and between ALPHA BETA COMMUNICATIONS, INC., d/b/a AlphaCom, an Ohio corporation, located at 953 South Munroe, Tallmadge, Ohio 44278 herein referred to as "ABC" or "SELLER" and ALPHACOM, INC., a Nevada corporation, located at 1035 Rosemary Blvd., Akron, Ohio 44306, herein referred to as "ALPHACOM" or "PURCHASER".

WHEREAS, both parties agree as follows:

1. SALE OF CERTAIN ASSETS
   ----------------------

   The SELLER shall sell to the PURCHASER, and the PURCHASER shall purchase from the SELLER, free from all liabilities and encumbrances except as agreed and as per items shown in Attachment A and below:

   .1 The right to any trade marked or name denoting good will and any legal derivative thereof, the SELLER'S client list and client history, including the existing distributor base and/or subscribers.

   .2 Any and all licenses in the State of Ohio.

   .3 PURCHASER shall have the right to transfer or "piggyback" any and all in place insurance policies of the SELLER and any Customer Agreements, contracts or purchase orders if requested by PURCHASER on or before July 2, 1998.

   .4 PURCHASER shall allocate and deliver up to 1,653,354 restricted shares
      (hold for a minimum of one year upon issuance before free trading) of its Common Stock to SELLER and a $200,000 cash payment to ABC's majority shareholder, Bob Snyder. This payment is only to paid upon ALPHACOM completing a successful Regulation A Offering of 1,000,000 shares of Common Stock at $5.00 per share for a total of $5,000,000. PURCHASER is not liable for any other creditor, consumer, entity or payable not listed in Attachment B prior to July 2, 1998.

   .5 ALPHACOM'S (for the sole purpose of this Agreement) net worth is being valued by both parties at $250,000.

2. PURCHASE PRICE
   --------------

   .1 ABC'S limited assets to be purchased (for the sole purpose of this Agreement) is being valued by both parties at $250,000.

   .2 The capitalization of ALPHACOM as of July 2, 1998 follows: (Prior to the purchase of ABC).

      AUTHORIZED: 20,000,000 shares of common stock, par value $.001 per share

      ISSUED AND OUTSTANDING: 9,297,000 shares of common stock.

      ALPHACOM will deliver up to 1,653,354 shares of the common stock of ALPHACOM to ABC's minority shareholders after closing

   .3 The capitalization of ALPHACOM (after the purchase of ABC) as follows

      TOTAL ISSUED AND OUTSTANDING: 10,950,354 shares of common stock, par value at $ .001 per share.

      The Distribution of the Shares follows:

      ABC's minority shareholders              1,653,354 shares
      ALPHACOM (before closing) shareholders   9,297,000 shares
                                              ----------
      Total                                   10,950,354 shares


3. REPRESENTATIONS BY PURCHASER
   ----------------------------

   .1 The Closing shall take place as soon as practicable and shall take place when all the documents are evidenced and disclosed. At the time of the Closing, the SELLER shall execute and deliver to the PURCHASER such contract assignments, bills of sale and other instrument as may be necessary to transfer to the PURCHASER the assets set forth in this Agreement. All such bills or sales and other instruments will contain the usual warranties and affidavit of title, and will effectively transfer to the PURCHASER full title to the assets, free and clear of all liens, security interests and encumbrances, except as disclosed to the PURCHASER. (Ref. Attachment A, B, C, D and Exhibits 1 through 3). SELLER agrees to expedite the date of both closings and provide any undelivered documents that are part of this agreement which shall be delivered within ten (10) days after the first date of the closing takes place.

4. REPRESENTATIONS BY SELLER
   -------------------------

   The SELLER makes the following representations and warranties to the PURCHASER, all of which shall survive the Closing.

   .1 The SELLER is the owner of and has good and marketable title to the assets sold by way of this Agreement, except as disclosed to the PURCHASER.

      The SELLER has entered into no contract relating to the sale or other disposition of any assets of SELLER not disclosed either prior to or concurrently with the execution of this Agreement.

   .2 Seller represents that it has not entered into any license or other
      Agreement between itself, ABC and any other shareholder, creditor or entity other than as stated in the Exhibits attached hereto.

   .3 Seller represents that ABC was founded and activated on March 27, 1996.

   .4 Since time is of the essence, both PURCHASER and SELLER mutually agree that SELLER shall deliver to PURCHASER certain documents, outlined herein within ten (10) days after the first closing takes place; however, if any shortcoming results in stock or dollar evaluation to either party, adjustments if any shall be based upon the values agreed to by both parties shown herein.

5. MISCELLANEOUS
   -------------

   In the event SELLER makes any payments on behalf of PURCHASER, and with PURCHASER'S authorization, prior to the date of Closing, the PURCHASER shall reimburse the SELLER in an amount not to exceed $5,000. Upon receipt of canceled checks or payment, PURCHASER shall pay SELLER within ten (10) days after first closing takes place.

   .1 List of ABC accounts payable as listed in Attachment B. If there are any more payables, they must be paid by SELLER

   .2 Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner.

   .3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns, and legal representatives; provided, however, that neither party hereto shall have the right to assign or otherwise transfer (by operation of law or otherwise) its rights or obligations under this Agreement except with the prior written consent of the other party.

   .4 If any controversy shall rise out of this Agreement or out of the refusal to perform the whole or any part thereof, the parties shall be unable to agree with respect to the matters in controversy, the same shall be submitted for determination by a Board of Arbitrators, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered June bed entered in any court having jurisdiction thereof.

   .5 This Contract may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute and original of this Contract. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy where upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures June be transferred to a single document upon the request of any party.

   .6 This Agreement shall be deemed to be a contract made under the laws of the State of Ohio, and for all purposes it shall be construed in accordance with and governed by the laws of the State of Ohio.

   .7 Whenever possible, each provision of this Agreement shall be interpreted in such manners to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6 This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled, or waived in whole or in part, except by a written instrument signed by the parties hereto.

7 This Agreement constitutes and expresses the entire Agreement and understanding between the parties hereto in reference to all the matter referred to herein and any previous discussions, promises, representations, and understanding relative thereto are merged into the terms if this Agreement and shall have no further force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date first set forth above.

SELLER:                                      ALPHA BETA COMMUNICATIONS, INC. DBA
                                             ALPHACOM
                                             953 South Munroe
                                             Tallmadge, OH 44278

                                             By: /s/ illegible   Date: 1-2-98
                                                 ------------          ------
                                                 Authorized Signature

By: /s/ illegible
   -----------------
   Witness

PURCHASER:      ALPHACOM, INC.
                1035 Rosemary Blvd. Suite I
                Akron, OH 44306

                By:/s/ illegible     Date: 7/2/98
                   ----------------       -------
                   Authorized Signature

By:/s/ illegible
   -------------
   Witness

                                    EXHIBITS
                                    --------

1. List of Distributors as of July 2, 1998 (Subscriber Agreements) - +/- 2,500

2. SELLER's investor list, after Closing

3. Copy of office Lease.


                                  ATTACHMENTS
                                  -----------

A. List of equipment, hardware and software. Proof of ownership, Bill of Sale, Purchase Orders, no liens, etc. (no Equipment Leases)

B. List of "Accounts Payable"

C. Copies of licenses, certifications or any Agreements between ABC AND:

   1. CDPD Contracts
   2. Master Investor List (Prior Agreements with ABC)
   3. Shareholders
   4. Creditors (N/A)
   5. Accounts Payable, customer agreements, insurance, etc. (N/A)
   6. Other (any fiduciary or contractual obligation) BETWEEN ABC AND THE ABOVE ENTITIES
   7. Any other Agreements between ABC and_______________.(if applicable).

D. "ALPHACOM" shareholder list (after Closing)